UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 13, 2010

CINCINNATI BELL INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 East Fourth Street

Cincinnati, OH 45202

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (513) 397-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 12, 2010, Cincinnati Bell Inc. (the “Company”) and Cincinnati Bell Technology Solutions Inc., a wholly owned subsidiary of the Company (the “Buyer”), entered into an Equity Purchase Agreement (the “Purchase Agreement”) pursuant to which the Buyer will acquire (the “Acquisition”) the equity interests of Cyrus Networks, LLC (“CyrusOne”) for $525,000,000 in cash, less any indebtedness and transaction fees and other amounts, and subject to a customary working capital and capital expenditure adjustment, as provided in the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties, indemnities and covenants, including certain customary operating restrictions on the conduct of the business of CyrusOne and its subsidiaries during the period from the execution of the Purchase Agreement to the closing of the Acquisition. The Purchase Agreement requires that the Buyer use commercially reasonable efforts to arrange the Financing (as defined below) and, if the Financing becomes unavailable, to arrange alternative financing on terms no less favorable to the Buyer. CyrusOne is required to cooperate with the Buyer in connection with the arrangement of the Financing.

In connection with the Acquisition, the Company has obtained commitments for a $970 million senior secured credit facility (the “Financing”), consisting of a $210 million revolving credit facility and a $760 million term loan credit facility, to be used to fund the purchase price of the Acquisition, repay certain debt of CyrusOne and its subsidiaries, refinance the Company’s existing revolver and term loans, pay fees and expenses incurred in connection with the Acquisition and finance ongoing working capital and other general corporate needs.

Each party’s obligation to consummate the Acquisition is conditioned upon the expiration or termination of the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary closing conditions, as described in the Purchase Agreement. The obligation of the Buyer to consummate the Acquisition at the Closing is not conditioned upon the availability of financing. The Company expects the Closing of the Acquisition to occur by the end of the second quarter of 2010.

The Purchase Agreement also reflects that the Company has entered into new employment agreements with four executive officers of CyrusOne, which provide that they will remain in their roles as executive officers of CyrusOne after the closing of the Acquisition.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 to this Form 8-K.

ITEM 7.01 – REGULATION FD DISCLOSURE

On May 13, 2010, the Company gave a presentation regarding the Acquisition, a copy of which is filed as Exhibit 99.1 to this Form 8-K. The information in this Item 7.01 and the exhibit attached to this Form 8-K as Exhibit 99.1 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section nor shall they be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly stated by specific reference in such filing.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

2.1	Equity Purchase Agreement dated as of May 12, 2010 among Cincinnati Bell Technology Solutions Inc., Cincinnati Bell Inc., Cy-One Parent LLC, Cy-One Holdings LLC, the interestholders of Cy-One Holdings LLC and Cyrus Networks, LLC.

99.1	Presentation dated May 13, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date: May 13, 2010	By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Equity Purchase Agreement dated as of May 12, 2010 among Cincinnati Bell Technology Solutions Inc., Cincinnati Bell Inc., Cy-One Parent LLC, Cy-One Holdings LLC, the interestholders of Cy-One Holdings LLC and Cyrus Networks, LLC.

99.1	Presentation dated May 13, 2010.